                                                                    Exhibit 23.1

MOORE & ASSOCIATES, CHARTERED
  ACCOUNTANTS AND ADVISORS
     PCAOB REGISTERED

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  use,  in the  registration  statement  on Form  S-1of  Enox
Biopharma,  Inc.,  of our  report  dated  January  31,  2008 on our audit of the financial  statements of Enox  Biopharma,  Inc. as of December 31, 2007, and the
related  statements  of  operations,  stockholders'  equity  and cash flows from inception June 28, 2007 through December 31, 2007, and the reference to us under the caption "Experts."

/s/ Moore & Associates, Chartered
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Moore & Associates Chartered
Las Vegas, Nevada
October 20, 2008

               2675 S. Jones Blvd. Suite 109, Las Vegas, NV 89146
                        (702) 253-7499 Fax (702) 253-7501